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                                                                    EXHIBIT 10.2

                                LICENSE AGREEMENT

     This LICENSE AGREEMENT ("Agreement") is made as of June 2, 2000 among Somanetics Corporation, a Michigan corporation ("Somanetics"), CORrestore, LLC, a California limited liability company ("CORrestore"), Constantine L. Athanasuleas, M.D., one of the two members of CORrestore ("Dr. Athanasuleas"), and Gerald D. Buckberg, M.D., one of the two members of CORrestore ("Dr. Buckberg"). Dr. Buckberg and Dr. Athanasuleas are sometimes collectively referred to in this Agreement as the "Members" and individually as a "Member".

                                 R E C I T A L S

     A. CORrestore and the Members have developed procedures, technology, a patch and accessories for surgical anterior ventricular restoration ("SAVR") in which the chest is opened (to any extent) to rebuild, reconstruct or remodel the anterior ventricular wall, all as more specifically defined and described in United States Patent No. 6,024,096 (the "Patent").

     B. CORrestore and the Members desire to grant to Somanetics, and Somanetics desires to obtain as licensee, an exclusive license to the rights of CORrestore and the Members under the Patent and to certain other rights of CORrestore and the Members with respect to the manufacture, making, use and sale of the procedures, technology, patch and accessories upon the terms, and subject to the conditions, contained in this Agreement.

     C. Somanetics, CORrestore and the Members desire to cooperate with one another in certain activities related to the subject matter of this Agreement.

     THEREFORE, for and in consideration of the mutual covenants and obligations described below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   LICENSES.

     1.1 Patent License. Subject to the terms and conditions of this Agreement, CORrestore and the Members grant Somanetics an exclusive, worldwide, royalty-bearing right and license, with a right to sub-license, to the rights of CORrestore and the Members under the Patent for the period beginning with the date of this Agreement and ending upon termination of this license pursuant to
Section 1.11 (the "Patent License"). The Patent License may be assigned or transferred only (1) with CORrestore's and the Members' consent, or (2) in connection with a "Transaction" as defined in Section 1.11.1.

     1.2 Proprietary Information License. Subject to the terms and conditions of this Agreement, CORrestore and the Members grant Somanetics an exclusive, worldwide, royalty-bearing right and license, with a right to sub-license, to use and employ the knowledge, information, trade secrets, know-how, intellectual property, copyrights, "Developments" (subject to, and as defined in, Section 1.5) and related proprietary and other rights of CORrestore and the Members relating to the procedures, technology and "Products" (as defined in Section 1.3) for

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SAVR in which the chest is opened (to any extent) to rebuild, reconstruct or remodel the anterior ventricular wall, including, without limitation, how to use the subject matter of the Patent (collectively, the "Proprietary Information") for the period beginning with the date of this Agreement and ending upon termination of this license pursuant to Section 1.11 (the "Proprietary Information License"). The Proprietary Information License may be assigned or transferred only (1) with CORrestore's and the Members' consent, or (2) in connection with a "Transaction" as defined in Section 1.11.1 Within 30 days following any termination of the Proprietary Information License, Somanetics shall return to CORrestore and the Members the Proprietary Information and all documents and materials relating thereto.

     1.3 "Products". For purposes of this Agreement, "Products" means a diaphragm or patch and improvements thereto for SAVR (the "Patch") and all Patch products and accessories (such as holders, strips of pericardium, sizers, sutures and improvements thereto) and kits sold for use in a surgical procedure in which the chest is opened (to any extent) to rebuild, reconstruct or remodel the anterior ventricular wall (the "Procedure"), all as more specifically defined and described in the Patent, and the Procedure itself.

     1.4 CORrestore, Buckberg and Athanasuleas Name License.

          1.4.1 License to Use Names. Subject to the terms and conditions of this Agreement, CORrestore and the Members grant Somanetics an exclusive, worldwide, royalty-bearing right and license, with a right to sub-license, to use the names CORrestore, Buckberg, Athanasuleas or any combination of them (the "Names") (1) on all Products, (2) as trademarks, or as part of a trademark, with respect to any of the Products, and/or (3) in connection with any labeling, advertising, promotion, sales literature, publication or similar marketing tools relating to any of the Products, subject to the terms and conditions of this Agreement for the period beginning with the date of this Agreement and ending upon termination of this license pursuant to Section 1.11 (the "Name License"). The Name License may be assigned or transferred only (1) with CORrestore's and the Members' consent, or (2) in connection with a "Transaction" as defined in Section 1.11.1 This Name License, includes the right to use any of the Names either alone or in conjunction with Somanetics' name or any other name. CORrestore and the Members reserve all rights, and do not grant Somanetics any license, to use the names CORrestore, Buckberg, Athanasuleas or any combination thereof on or associated with any products or services other than the Products. Somanetics agrees to maintain and respect the copyright notices of CORrestore and the Members with respect to the Products, and shall not remove, obscure or deface any such copyright, trademark or similar mark or notice on any materials related to the Products, including, without limitation, packaging, documentation, manual, promotional material, or the like.

          1.4.2 Trademark Registration. Somanetics may, in its sole discretion, attempt to register in the name of, and owned by, CORrestore and the Members any or all of the Names as trademarks, or as part of a trademark, with respect to any of the Products, and any such trademark shall be subject to the Name License set forth in Section 1.4.1. Any legal fees and costs associated with Somanetics' attempts to register any of the Names as trademarks, or as part of a trademark, shall be born by Somanetics. Any failure of Somanetics to obtain such registration shall not be deemed a breach of this Agreement or


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     to result in any detriment to either of the Members or to CORrestore. If
     Somanetics has not obtained such registration within four months of the date of this Agreement, then CORrestore and the Members reserve the right to seek such registration, and any such trademark registered by CORrestore and the Members shall be subject to the Name License set forth in Section 1.4.1, unless the parties expressly agree otherwise in writing.

          1.4.3 Pre-Clearance of Name Use. Somanetics shall submit to CORrestore and the Members for its and their review the final design of any Product that bears any of the Names before its first sale and before the first advertising or public disclosure of such Product. Somanetics shall also submit to CORrestore the contents of any labeling, advertising, promotion, sales literature, publication or similar marketing tools relating to any of the Products that contains one or more of the Names before it is first publicly distributed. Somanetics must obtain written confirmation of CORrestore's and the Members' receipt of such submission, such an a signature on an express courier's receipt or a certified mail receipt. If, within 20 days after CORrestore receives such submission, Somanetics does not receive a written notice from CORrestore objecting to the proposed use of such Names, CORrestore and the Members shall be deemed to have consented to such proposed use and Somanetics shall be authorized to use such Names substantially as submitted. If, within 20 days after CORrestore receives such submission, Somanetics receives a written notice from CORrestore objecting to the proposed use of such Names, Somanetics shall not be permitted to use such Names as submitted to CORrestore, unless (1) the parties resolve any such objections, or (2) Somanetics re-submits a different proposed use of such Names to CORrestore and, within 20 days after such submission, Somanetics does not receive a written notice from CORrestore objecting to the proposed use of such Names. Any violation of the preceding sentence shall be a material breach of this Agreement. Somanetics may sell and advertise Products without using any of the Names, if it so desires.

          1.4.4 Retention of Trademark Control. The Name License is conditioned upon Somanetics' compliance with the reasonable guidelines of CORrestore and the Members with respect to trademarks as CORrestore and the Members provide such guidelines to Somanetics from time to time. If CORrestore or a Member notifies Somanetics that the use of one or more Names is inconsistent with such guidelines, Somanetics will not publish or otherwise use such Name or Names until their use has been modified to CORrestore's or such Member's reasonable satisfaction. Somanetics agrees to maintain the quality of the products that are associated with the Names to a level reasonably required by CORrestore and the Members. All rights to use the Names shall immediately terminate upon termination of the Name License for any reason.

     1.5 Product Developments Subject to Licenses.

          1.5.1 Disclosure of Developments. CORrestore and the Members shall provide Somanetics with prompt written notice of any developments or improvements relating to the Products ("Developments") and such other information related to Developments as Somanetics shall reasonably request.



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          1.5.2 Election to Accept Developments. Somanetics shall have a period of 90 days (the "Review Period") commencing on the date Somanetics receives the written notice of the Developments (identified as such) pursuant to
     Section 1.5.1 to decide whether to accept such Developments. If Somanetics accepts such Developments, Somanetics shall provide a written notification to CORrestore (a "Notification of Interest") that it accepts such Developments. The Notification of Interest shall be provided to CORrestore on or before the end of the Review Period (or, if mailed to CORrestore, shall be postmarked on or before the end of the Review Period). Upon Somanetics' provision of such Notification of Interest to CORrestore, such Developments shall be deemed to be subject to the Patent License, the Proprietary Information License and the Name License (collectively, the "Licenses"). If Somanetics does not provide to CORrestore a Notification of Interest on or before the end of the Review Period in respect of such Developments, then, subject to Section 1.5.3, CORrestore and the Members shall be released from any further obligation to Somanetics under this
     Section 1.5 in respect to such Developments, and may disclose such Developments to other persons and enter into any agreement with any other person in respect thereof.

          1.5.3 CORrestore and the Members' Assistance. During the Review Period, if Somanetics so requests, CORrestore and the Members shall meet with Somanetics to discuss the efficacy of the Developments. Such discussion shall take place at the offices of Somanetics located in Troy, Michigan, or in Birmingham, Alabama, or in Los Angeles, California. Whether or not Somanetics so requests a meeting with CORrestore and the Members or such a meeting occurs, the Review Period shall not be extended (unless CORrestore agrees to an extension in writing).

          1.5.4 Development of Product. If Somanetics accepts a Development, it shall (1) submit to CORrestore a prototype of a product that incorporates the Developments within 90 days from the date the Notification of Interest was provided to CORrestore, (2) begin marketing the product that incorporates the Developments or begin the testing or applications necessary to obtain regulatory approval of the product that incorporates the Developments within 180 days from the date the Notification of Interest was provided to CORrestore, (3) if necessary, submit a 510(k) clearance application or an IDE application to the FDA within one year plus 180 days after the date the Notification of Interest was provided to CORrestore (or such longer period as the parties mutually agree in writing), and (4) if FDA clearance or approval is necessary, begin marketing activities and sales in the United States within 30 days after it receives 510(k) clearance or approval of a PMA application from the FDA to market the Development in the United States. If Somanetics fails to meet any of the deadlines in the preceding sentence, then, unless CORrestore notifies Somanetics in writing otherwise, the Proprietary Information License and the Name License shall become non-exclusive with respect to such Development. Somanetics may elect to manufacture, market and sell independently a product based upon such Developments regardless of whether the Proprietary Information License and Name License become non-exclusive with respect thereto. If Somanetics elects to do so after the Proprietary Information License and Name License become non-exclusive and CORrestore or any other authorized entity has undertaken to make, use and sell a product based on such Developments or to license or sublicense such rights to another person, the



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     royalty Somanetics would otherwise be required to pay pursuant to Section
     4.1 with respect to such product shall be 40% of the amount provided in
     Section 4.1.

     1.6 Ownership of Product Developments. Any developments, inventions or discoveries after the date of this Agreement relating to the Products that are conceived solely by one or more employees or agents of CORrestore, either of the Members or any combination of them shall be owned by CORrestore, one or more of the Members or a combination of them, as applicable, and shall be subject to the Licenses. Any developments, inventions or discoveries after the date of this Agreement relating to the Products that are jointly conceived by one or more employees or agents of Somanetics, on the one hand, and one or more employees or agents CORrestore, either of the Members or any combination of them, on the other hand, shall be jointly owned by Somanetics, on the one hand, and CORrestore, one or more of the Members or a combination of them, as applicable, on the other hand, without any obligation to account for profits outside of the provisions of this Agreement, and CORrestore's ownership shall be subject to the Licenses. Any developments after the date of this Agreement relating to the Products that are conceived solely by one or more employees or agents of Somanetics shall be owned by Somanetics. Any Developments or enhancements or improvements to the Products, developed or owned, in whole or in part, by Somanetics shall be assigned to CORrestore to maintain all ownership of such items in a single entity and owner and shall be subject to the Licenses.

     1.7 Sublicenses. Any sublicense by Somanetics of any of the Licenses must terminate no later than the date the related license terminates, and any such sublicense shall so state. No sublicense by Somanetics of any of the Licenses may grant the sublicensee greater rights than Somanetics has under the Licenses, and any such sublicense shall be subject to at least the same terms, conditions and restrictions that apply to Somanetics under its applicable License. Somanetics shall provide CORrestore and the Members with a copy of any sublicense of any of the Licenses within 30 days after the sublicense is executed by the parties to the sublicense.

     1.8 Agreements Not to Sue. During the term of this Agreement CORrestore and the Members agree not to claim that Somanetics lacks the rights of CORrestore and the Members with respect to the Patent, the Proprietary Information, the Products and the rights licensed under the Licenses, as granted herein. Somanetics agrees not to challenge the validity of the Patent or of any of the trademarks, copyrights or other intellectual property licensed to it under this Agreement. The foregoing provisions do not otherwise prevent the parties from making any claims or pursuing any remedies otherwise available under this Agreement, at law, and in equity, for breach of this Agreement.

     1.9 Manufacturing Sources. Unless otherwise agreed in writing by Somanetics and CORrestore, during the term of the Licenses, Somanetics shall engage St. Jude Medical, Edwards Life Sciences, Inc., Medtronic, Bio Vascular, Shelhigh, PM Devices, Inc., one of their affiliates or any combination of the foregoing (collectively, the "Manufacturers"), to manufacture the Products.

     1.10 No Assumption of Liabilities. Except as otherwise specifically provided in this Agreement, none of the parties is assuming any liabilities or obligations of any other party,


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including, without limitation, any obligations for any further development of any of the Products or any funding or assistance in connection with any further development of the Products.

     1.11 Termination of Licenses. On termination of expiration of the Licenses, Somanetics shall, at its expense, return to CORrestore all documents, products and materials relating to such Licenses.

          1.11.1 Somanetics' Termination in Connection with a Transaction. Somanetics may terminate all (or otherwise none) of the Licenses at any time in its sole discretion on or within 120 days after the date it signs a definitive agreement for a transaction in which Somanetics (1) merges with any other entity, or (2) transfers all or substantially all of its properties and assets to any other entity, or (3) effects a statutory share exchange, capital reorganization or reclassification, in each case only if holders of Somanetics Common Shares immediately before the transaction hold less than 50% of the surviving entity's (or its ultimate parent's) outstanding voting securities immediately after the transaction (each, a "Transaction"). If Somanetics terminates the Licenses pursuant to this
     Section 1.11.1, then Somanetics will pay to CORrestore and the Members the sum of One Million U.S. Dollars ($1,000,000.00). The foregoing amount, which Somanetics agrees is reasonable, shall be deemed liquidated damages and not a penalty, the damage for such termination being difficult or impossible to determine in advance and such amount being a reasonable pre-estimate of the anticipated loss; and shall not be construed to limit, diminish or prejudice any other right or remedy of CORrestore or the Members hereunder.

          1.11.2 CORrestore's Termination in Connection with a Transaction. CORrestore and the Members may terminate all (or otherwise none) of the Licenses in its and their sole discretion at any time within 120 days after the date Somanetics consummates a Transaction if (1) the Transaction is consummated within 24 months after the date of this Agreement, and (2) the consideration received by Somanetics' shareholders in the transaction has a fair market value (as determined in good faith by Somanetics' Board of Directors) that is less than $10.00 per Somanetics Common Share.

          1.11.3 CORrestore's Termination For Change in CEO. CORrestore and the Members may terminate all (or otherwise none) of the Licenses in its and their sole discretion at any time within 120 days after the date Bruce J. Barrett ceases to be the Chief Executive Officer of Somanetics or ceases to be responsible for Somanetics' activities relating to the Licenses (the "Event") if the Event occurs within 60 months after the date of this Agreement.

          1.11.4 Somanetics' Termination for Material Breach. If CORrestore or either of the Members materially breaches any of its or his covenants under
     Section 1, 2, 7.1.3, 7.1.4, 7.1.5, 7.1.6, or 7.1.7 and such material breach is not cured within 90 days after Somanetics provides CORrestore and the Members with written notice of the material breach and the actions required to cure such material breach, Somanetics may terminate all (or otherwise none) of the Licenses in its sole discretion at any time within 120 days after the expiration of such 90-day period.




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          1.11.5 CORrestore's Termination for Material Breach. If Somanetics
     materially breaches any of its covenants under Section 1.4, 1.8, 1.9, 4.1, 4.2, 4.3 or 4.4, and such material breach is not cured within 90 days (30 days with respect to payment obligations) after CORrestore provides Somanetics with written notice of the material breach and the actions required to cure such material breach, CORrestore may terminate all (or otherwise none) of the Licenses in its sole discretion at any time within 120 days after the expiration of such 90-day period.

          1.11.6 CORrestore's Termination for Failure to Obtain Shareholder Approval. CORrestore may also terminate all (or otherwise none) of the Licenses as provided in Section 4.3.

          1.11.7 CORrestore's Termination for Delisting. If Somanetics' Common Shares are delisted from The Nasdaq Stock Market and the Common Shares are not re-listed on The Nasdaq Stock Market within 90 days after such delisting, CORrestore may terminate all (or otherwise none) of the Licenses in its sole discretion at any time within 120 days after the expiration of such 90-day period.

          1.11.8 CORrestore's Termination for Bankruptcy. If Somanetics makes an assignment for the benefit of its creditors or voluntarily commences any bankruptcy, receivership, insolvency or liquidation proceedings in a court of competent jurisdiction and such assignment or commencement is not reversed or otherwise terminated within 90 days after such event occurs, CORrestore may terminate all (or otherwise none) of the Licenses in its sole discretion at any time within 120 days after the expiration of such 90-day period.

          1.11.9 CORrestore's Termination of Worldwide Territory. CORrestore may also reduce the geographic scope of the Licenses as provided in Section 3.3.

          1.11.10 CORrestore's Termination of Exclusivity. CORrestore may also reduce the exclusivity of the Licenses as provided in Section 1.5 or 3.1.

2.   REGULATORY APPROVAL, MARKETING AND CONSULTING ACTIVITIES.

     2.1 Assist in Designing and Executing Clinical Tests. CORrestore and the Members shall make themselves reasonably available to assist Somanetics in designing and executing preliminary and definitive clinical tests as requested by Somanetics and necessary to demonstrate the safety and efficacy of the Products or to obtain regulatory approvals (including in connection with any application for clearance under Section 510(k) of the Federal Food, Drug and Cosmetics Act or for approval of a pre-market approval ("PMA") application from the United States Food and Drug Administration ("FDA") to market and sell or license the Products in the United States and CE certification of the Products in Europe) for commercial sales and licenses of the Products, and to assist Somanetics in identifying and engaging independent researchers to conduct such tests.

     2.2 Assist in Obtaining Regulatory Approvals and Intellectual Property Protection. CORrestore and the Members shall make themselves reasonably available to assist Somanetics in preparing and defending any applications for regulatory (or self-regulatory) approvals necessary


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for marketing and selling the Products, including any application for clearance under Section 510(k) of the Federal Food, Drug and Cosmetics Act or for approval of a PMA application from the FDA to market the Products in the United States and CE certification of the Products in Europe. Also, CORrestore and the Members shall make themselves reasonably available to prepare and file, or to assist Somanetics in preparing and filing, patent and other intellectual property applications and registrations as Somanetics deems appropriate. Somanetics will bear all costs and expenses of prosecuting patent and other intellectual property applications and registrations that are incurred on or after the date of this Agreement. CORrestore and the Members shall bear all such costs and expenses incurred before the date of this Agreement.

     2.3 Training. CORrestore and the Members shall make themselves reasonably available to train Somanetics personnel and Somanetics customers and potential customers in the use of the Products.

     2.4 General Consulting. CORrestore and the Members will provide ongoing (1) technical and general consulting and advice, (2) assistance with product designs, and (3) consultation requested by Somanetics in connection with its 510(k) clearance or approval of a PMA application, and CE certification applications and its marketing efforts, including pursuit of insurance reimbursement, relating to the Procedures and the Products, all at the request of Somanetics. Such consulting, advice and assistance shall be in connection with sales and training with respect to, improvements to, or further developments or enhancements of, such products, support for such products and product development efforts with respect to such products. Examples of subjects of such consulting, advice and assistance include proposed product enhancements, problem solving, research and development planning for Somanetics, sales assistance demonstrating the Procedures and the safety and effectiveness of the Procedures, Products and advice and assistance regarding interaction with, reports to, and responses to, the FDA. At the request of Somanetics, CORrestore and the Members shall also evaluate papers regarding such products or competing products, Somanetics, CORrestore, Members' or third party patents relating to such products and the products themselves, including complaints regarding alleged defects in such products.

     2.5 Time Requirements. All training, consulting and related services furnished by CORrestore pursuant to this Section 2 shall be for up to 10 days during each of Somanetics' fiscal years during the term of the Licenses; provided that the Members may provide extra days in addition to such amount, subject to their availability, upon reasonable request.

3.   TIMING AND EXPENSES.

     3.1 Project Schedule. The parties shall use their reasonable commercial efforts to achieve the milestones listed in the Project Schedule attached as Exhibit A within the time periods set forth in the Project Schedule, attached as Exhibit A. The Project Schedule also includes Somanetics' estimated costs of achieving each of the milestones listed on the Project Schedule. Somanetics shall begin marketing activities and sales in the United States within 30 days after it receives 510(k) clearance or approval of a PMA application from the FDA to market the applicable Products in the United States. If Somanetics fails to meet the deadline in the preceding sentence, then, unless CORrestore notifies Somanetics in writing otherwise, the Licenses shall become non-exclusive with respect to the applicable Products. Somanetics will



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use its reasonable efforts to promote, market and sell the Products during the term of this Agreement. The attached Exhibit D is the parties' current guess as to the possible forecast and budget summary for the Products over the next five years based on the key assumptions set forth in Exhibit D. The preceding sentence and the information contained in Exhibit D are not binding on the parties and do not create any obligations or liabilities of any party.

     3.2 Expenses. Somanetics will pay all reasonable out-of-pocket expenses that are paid to third parties (1) for the clinical testing of the Products, (2) in connection with the consulting services provided by CORrestore or either of the Members pursuant to this Agreement, including first-class airfare, or (3) with respect to the Patent or future patent applications or claims or registrations relating to the Proprietary Information or the Names, to the extent the foregoing are incurred on or after the date of this Agreement and are approved by Somanetics. Somanetics shall not be obligated to compensate any of the parties to this Agreement or any of their employees for their time spent performing this Agreement, except as otherwise provided in Section 4.

     3.3 International Distribution. Somanetics has one year from the date of filing a 510(k) clearance application or PMA approval application with the FDA with respect to Products to begin marketing such Products or to commence the process to obtain necessary regulatory approval of commercial sales of such Products in the following markets: Europe, Canada, Asia, Australia, New Zealand, the Middle East, Africa, South America, and Central America. The countries included are described in CORrestore's international patent application submitted after, and related to, the Patent. Somanetics will keep CORrestore advised of developments in foreign markets every six months, including a description of its sales capability in these areas. CORrestore's sole and exclusive remedy for any breach by Somanetics of this Section 3.3, shall be to reduce the geographic scope of the Licenses to exclude the countries with respect to which this Section 3.3 has been breached, if, and only if, Somanetics fails to cure such breach within 90 days after it receives written notice of such breach from CORrestore.

     3.4 Meetings to Discuss Progress. The parties shall meet in person or by telephone at least once each month to discuss the progress in achieving the scheduled milestones until they are all completed or the Licenses are terminated. During this period, Somanetics shall submit a written report to CORrestore and the Members at least once each fiscal quarter of Somanetics comparing the expected and actual progress and explaining any variances.

4.   CONSIDERATION.

     4.1 Royalty.

          4.1.1 Amount and Duration. Somanetics shall pay CORrestore a royalty fee equal to 9% of the "net sales" (as defined in Section 4.1.3), and shall pay to Wolfe & Company a royalty fee of 1% of the "net sales", of the Products received by Somanetics within (1) the term of the Patent, or (2) if the Patent is determined to be invalid by a court of appropriate jurisdiction, 10 years from the date of the first commercial sale or license of the Products by Somanetics. Somanetics' obligation to pay this royalty will also terminate upon any termination of the Licenses.



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          4.1.2 Due Date. The royalty fee is due and payable quarterly by
     Somanetics within 30 days after the end of each of Somanetics' fiscal quarters with respect to "net sales" of the Products through the end of such fiscal quarter, less the amount of such royalty fee previously paid to CORrestore or Wolfe & Company. On or before the date the royalty fee is due, Somanetics shall provide CORrestore and Wolfe & Company a report describing the "net sales" of the Products through the end of the applicable fiscal quarter and the calculation of the royalty fee then due.

          4.1.3 "Net Sales". If Somanetics sells or licenses the Products, "net sales" shall mean the net amount actually paid to, and collected by, Somanetics for the commercial sale or license by Somanetics of the Products, net of (1) any freight, packaging and crating, transportation insurance, taxes or other charges collected by Somanetics, and (2) any subsequent payments, credits or allowances by Somanetics for discounts, rebates, returns, allowances, credits, reductions, or diminution of any nature whatsoever. If an unaffiliated third party sells or licenses the Products pursuant to a license from Somanetics or other transfer of rights to the Products by Somanetics, "net sales" shall mean, at Somanetics' election, either (a) the same thing it means when Somanetics sells or licenses the Products, except that the third party would be substituted for Somanetics in the definition, or (b) if it would not result in a lower royalty fee to CORrestore than the royalty fee calculated pursuant to alternative (a), the same thing it means in Somanetics' agreement with the third party, if any, as used to calculate Somanetics' royalty on such sale. If in connection with a Transaction, a successor assumes Somanetics' obligation to pay such royalties with respect to such third party's sales or licenses of Products, Somanetics shall be relieved of its obligation to pay such royalties with respect to such third party's sales or licenses of Products. If Products are sold together with other products for one price or are given away in connection with sales of other products, the "net sales" allocable to such Products shall be the greater of (1) the actual "net sales" attributable to such Products (based on the relative cost of the goods sold determined in accordance with generally accepted accounting principles, if not otherwise determinable), or (2) the "net sales" attributable to such Products sold separately in the ordinary course of Somanetics' business in the same country.

          4.1.4 Records Audit Rights. During the term that the royalty fee is payable pursuant to Section 4.1.1 for the most recent five years, Somanetics shall maintain and retain records of the "net sales" by Somanetics of the Products. Such records shall be open to inspection at reasonable times and upon reasonable notice by and at the expense of CORrestore or Wolfe & Company or their agents who are appropriately qualified accountants, together with such other documents and things as they may reasonably request for purposes of verifying the calculation of the amount of royalty fees. They shall be entitled to take copies of or extracts from such records. Should the result of any inspection show that the figures previously submitted by Somanetics understate the royalty fees for any quarter by more than three percent, the cost of such inspection for such quarter shall be borne by Somanetics. Any sum found to be due from or overpaid by Somanetics shall be promptly paid or refunded, as the case may be.

     4.2 First Warrant. On the Closing Date, Somanetics shall issue to CORrestore a five-year warrant to purchase 380,000 Somanetics Common Shares and shall issue to Wolfe &

Company a five-year warrant to purchase 20,000 Somanetics Common Shares, in substantially the form attached as Exhibit B (the "First Warrant"). The per share exercise price for the First Warrant shall equal $3.00. The warrants shall become exercisable to purchase the following number of Somanetics Common Shares at the following times: (1) an aggregate of 300,000 shares beginning on the Closing Date, (2) an aggregate of 50,000 shares beginning on the date Somanetics receives 510(k) clearance or approval of a PMA application from the FDA to market the Products in the United States, and (3) an aggregate of 50,000 shares beginning on the date Somanetics receives the CE mark with respect to the Products. Notwithstanding any of the foregoing to the contrary, upon any termination of the Licenses pursuant to Section 1.11, (1) the portion of the First Warrant that is exercisable at the date of termination of the Licenses shall continue to be exercisable for 90 days after such termination (or the remaining term of the First Warrant if such termination is pursuant to Section 1.11.5) and shall then expire and be cancelled, and (2) the portion of the First Warrant that is not exercisable at the date of termination of the Licenses shall expire and be cancelled.

     4.3 Second Warrant. Only if Somanetics receives shareholder approval required by the rules of The Nasdaq Stock Market with respect to the Second Warrant and the Common Shares issuable upon exercise of the Second Warrant, on the date Somanetics receives 510(k) clearance or approval of a PMA application from the FDA to market the Products in the United States, Somanetics shall issue to CORrestore a five-year warrant to purchase an additional 1,920,000 Somanetics Corporation Common Shares and shall issue to Wolfe & Company a five-year warrant to purchase an additional 180,000 Somanetics Corporation Common Shares, in substantially the form attached as Exhibit C (the "Second Warrant"). The per share exercise price for the Second Warrant shall equal $3.00. The warrants shall become exercisable to purchase the following aggregate number of Somanetics Common Shares at the time Somanetics' cumulative "net sales" of the Products reach the following levels:

                                                 Aggregate
                                                 Additional
                        Net Sales                  Shares
                        ---------                  ------
                        $5,000,000                 233,330
                       $10,000,000                 233,330
                       $20,000,000                 233,340
                       $35,000,000                 350,000
                       $55,000,000                 466,000
                       $80,000,000                 584,000

CORrestore may terminate the Licenses at any time within 120 days after the Second Warrant was otherwise issuable if Somanetics fails to receive shareholder approval required by the rules of The Nasdaq Stock Market with respect to the Second Warrant and the Common Shares issuable upon exercise of the Second Warrant by the date the Second Warrant is otherwise issuable. Notwithstanding any of the foregoing to the contrary, upon any termination of the Licenses pursuant to Section 1.11, (1) the portion of the Second Warrant that is exercisable at the date of termination of the Licenses shall continue to be exercisable for 90 days after such termination (or the remaining term of the First Warrant if such termination is pursuant to Section 1.11.5) and shall then expire and be cancelled, (2) the portion of the Second Warrant that is not exercisable at the date of termination of the Licenses shall expire and be cancelled, and (3) if the Second Warrant shall not yet have been granted, it shall not be granted or issued.

     4.4 Consulting Fee. During the period from the date of this Agreement until the date Somanetics shall have sold an aggregate of 1,000 Patches, Somanetics shall pay each of the Members a consulting fee of $25,000 a year, payable within 30 days after the end of each of Somanetics' fiscal quarters and pro-rated daily for partial quarters.

5. CLOSING. The closing under this Agreement shall be held simultaneously with the execution of this Agreement. The consummation of the transactions described in this Agreement at such time are sometimes referred to in this Agreement as the "Closing", and such date is sometimes referred to as the "Closing Date". At the Closing, the Licenses shall become effective pursuant to Section 1, the development, marketing and consulting activities shall begin pursuant to Section 2, and Somanetics, CORrestore and the Members shall comply with the applicable covenants and conditions to Closing set forth in Sections 7 and 8.

6.   REPRESENTATIONS AND WARRANTIES.

     6.1 Representations and Warranties of CORrestore. CORrestore represents and warrants to Somanetics the following as of the date of this Agreement and as of the Closing Date:

          6.1.1 Organization. CORrestore is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of California.

          6.1.2 Authority Relative to this Agreement. CORrestore has all requisite limited liability company power and authority to execute, deliver and comply with its obligations under the terms of this Agreement. Each of the Members has all necessary and appropriate power, capacity and authority to perform all of his obligations pursuant to this Agreement. Execution, delivery and performance by CORrestore of this Agreement have been duly authorized on the part of CORrestore by all necessary action of its members and managers. No other limited liability company action on the part of CORrestore is necessary to authorize CORrestore's execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by CORrestore and each of the Members and constitutes a valid and binding obligation of CORrestore and each Member, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and except as may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

          6.1.3 Consents and Approvals; No Violation. Neither the execution and delivery nor the performance by CORrestore or either Member of this Agreement, (a) will require any authorization, consent or approval of any governmental or regulatory authority or of any other person or entity, (b) will violate the Certificate of Organization or the Operating Agreement of CORrestore, (c) will breach any provision of, constitute a default under, or require the authorization or consent of any governmental agency or body or any third party under any of the provisions of, any authorization or order of any governmental agency or body or any third party, or any note, lease, license, agreement or other instrument or obligation to which CORrestore or either Member is a party, or by which any of them or any of their properties or assets may be bound, or (d) will violate any order, injunction or arbitration award, or any statute, law, rule, regulation or ruling of any court or governmental authority, United States or foreign, applicable to CORrestore or either Member or to any of their properties or assets.

          6.1.4 Rights in the Licensed Rights. To the best knowledge of CORrestore and the Members: (1) The Patent was issued in the United States Patent and Trademark Office on February 15, 2000 in the names of Gerald D. Buckberg and Constantine L. Athanasuleas, as inventors, and was assigned to CORrestore, which is the sole owner of the Patent and the rights under it, and CORrestore and the Members may authorize Somanetics to exercise all rights of CORrestore and the Members with respect to the Patent, the Proprietary Information, the Names, the Products and the rights licensed under the Licenses, and CORrestore and the Members do not know of any rights, claims, interests, assignments, leases, licenses, restrictive covenants, rights to possession, liens, encumbrances, security interests, pledges, charges, burdens, patents, copyrights, trademarks, service marks, equities, agreements, proprietary rights of others, infringements and contracts of any nature whatsoever (collectively, "Liens") that would prevent or restrict Somanetics' exercise of such rights, (2) the Patent, the Proprietary Information, the Products and the rights licensed under the Licenses have not been assigned or licensed to any other person or entity,
     (3) CORrestore and the Members do not know of any claim of infringement by or against any person or entity regarding the Patent, the Proprietary Information, the Products, the rights licensed under the Licenses or any intellectual property or proprietary rights of any person or entity to which the Patent, the Proprietary Information, the Products or the rights licensed under the Licenses are or may be subject, (4) the Patent, the Proprietary Information, the Products and the rights licensed under the Licenses have not been assigned, transferred or sold or been subjected to any confidentiality agreement (other than in favor of CORrestore, the Members or both), assignment of confidential information, invention agreement or any other agreement, contract or understanding similar to any of these agreements, except those delivered and satisfactory to Somanetics, in its sole discretion, (5) the Patent, the Proprietary Information, the Products and the rights licensed under the Licenses are, to the knowledge of CORrestore and the Members, assignable and licensable to Somanetics without retention of any rights known to CORrestore or the Members in any of the Patent, the Proprietary Information, the Products or the rights licensed under the Licenses by any other person or entity, or, to CORrestore's and the Members' knowledge, any breach, violation or other conflict with the rights or any other person or entity, and (6) to the extent the Proprietary Information includes trade secrets, such trade secrets have been adequately maintained as confidential trade secrets of CORrestore and the Members. CORrestore and/or the Members are the sole and exclusive owners of all rights that CORrestore and the Members are licensing in this Agreement. CORrestore and the Members have properly maintained all of their proprietary rights in the Patent, the Proprietary Information, the Products and the rights licensed under the Licenses.

          6.1.5 Absence of Undisclosed Liabilities. CORrestore and the Members have no liabilities, obligations or indebtedness, and have not granted any rights to purchase, license or use any of the Patent, the Proprietary Information, the Products or the rights licensed under the Licenses, other than those for which Somanetics will not be liable, and to which it will not be subject, after the Closing Date.

          6.1.6 Litigation and Claims. There is no action, lawsuit or proceeding pending or threatened, nor is there any claim or investigation against CORrestore or either Member in any court or before any federal, state, municipal or other governmental department, agency or instrumentality, domestic or foreign, or before any arbitrator affecting the Patent, the Proprietary Information, the Products and the rights licensed under the Licenses or that would adversely affect CORrestore's or either Member's performance of its, his obligations under this Agreement. Neither CORrestore nor either of the Members is subject to any consent decree, order, injunction, judgment or other determination of any court or before any Federal, State, municipal or other governmental department, agency or instrumentality, domestic or foreign, which is applicable to the Patent, the Proprietary Information, the Products and the rights licensed under the Licenses or CORrestore's or either Member's performance of this Agreement.

          6.1.7 Accredited Investor. Each of CORrestore, the Members and Wolfe & Company is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Neither CORrestore nor Wolfe & Company was formed for the specific purpose of acquiring the First Warrant, the Second Warrant or the underlying Common Shares and each either (1) has total assets in excess of $5,000,000, or (2) all of its equity owners are "accredited investors". Each of the Members is an individual, and either (1) has net worth (including his spouse's net worth) in excess of $1,000,000, or (2) had individual income in excess of $200,000 (or $300,000 with his spouse's income) for each of 1998 and 1999 and is reasonably expected to have at least that amount of income for 2000.

          6.1.8 Sophistication. Each of CORrestore, the Members and Wolfe & Company either (1) has such knowledge and experience in financial and business matters that it or he is capable of evaluating the merits and risks of the potential purchase of the First Warrant, the Second Warrant and the underlying Common Shares, or (2) has employed the services of an independent investment advisor, attorney or accountant who qualifies as a "purchaser representative", as such term is defined in Rule 501 promulgated under the Securities Act, to evaluate the merits and risks of such an investment on its, his behalf.

          6.1.9 Economic Risk. Each of CORrestore, the Members and Wolfe & Company acknowledges and recognizes that an investment in the First Warrant, the Second Warrant and the underlying Common Shares involves a high degree of risk in that (1) it or he may not be able to liquidate the investment, (2) transferability is extremely limited, and (3) it or he could sustain the loss of the entire investment. The total consideration given in exchange for the First Warrant, the Second Warrant and the underlying Common Shares that CORrestore, the Members and Wolfe & Company might purchase would represent less than 10% of its, his net worth. Each of CORrestore, the Members and Wolfe & Company is able to bear the economic risk it or he would assume by acquiring the First Warrant, the Second Warrant and the underlying Common Shares.

          6.1.10 Investment Intent; Resale. Each of CORrestore, the Members and Wolfe & Company is or will be acquiring the First Warrant, the Second Warrant and the underlying Common Shares for investment, for its, his own account, and not with a view to, or for sale in connection with, any distribution of the First Warrant, the Second Warrant or the underlying Common Shares. Each of CORrestore, the Members and Wolfe & Company acknowledges and recognizes that the First Warrant, the Second Warrant and the underlying Common Shares will not be registered under the Securities Act, the Michigan Uniform Securities Act or the securities statutes of any other state or jurisdiction, that there is no present intention of so registering the First Warrant, the Second Warrant and the underlying Common Shares or any right of CORrestore, either of the Members or Wolfe & Company to cause them to be registered, that the First Warrant, the Second Warrant and the underlying Common Shares cannot be resold (and each of CORrestore, the Members and Wolfe & Company covenants that it or he will not resell them) unless they are subsequently registered under applicable Federal and State securities laws or unless exemptions from all such applicable registration requirements are available, and, consequently, CORrestore, each of the Members and Wolfe & Company have to bear the economic risk of the investment for an indefinite period of time. Each of CORrestore, the Members and Wolfe & Company acknowledges and recognizes that the certificates or other documents evidencing the First Warrant, the Second Warrant and any of the underlying Common Shares acquired by CORrestore, either of the Members or Wolfe & Company will be legended to indicate the foregoing restrictions.

          6.1.11 Independent Decision. Each of CORrestore, the Members and Wolfe & Company has made its, his own investment decision concerning the First Warrant, the Second Warrant and the underlying Common Shares. None of CORrestore, either of the Members nor Wolfe & Company has received, nor has or will rely on, any representations, opinions or recommendations from Somanetics concerning the potential investment, including, without limitation, concerning the First Warrant, the Second Warrant and the underlying Common Shares or Somanetics.

          6.1.12 Information. At all times following CORrestore's, the Members' and Wolfe & Company's initial contact with Somanetics pertaining to the Licenses and the First Warrant, the Second Warrant and the underlying Common Shares, Somanetics has made available to each of CORrestore, the Members and Wolfe & Company the opportunity (1) to ask questions of, and receive answers from, Somanetics and persons acting on its behalf concerning Somanetics and the terms and conditions of the transactions described in this Agreement, and (2) to obtain any additional information and documents, to the extent Somanetics possessed such information or documents or could acquire them without unreasonable effort or expense, necessary to verify the accuracy of the information furnished to CORrestore, either of the Members or Wolfe & Company by Somanetics. Each of CORrestore, the Members and Wolfe & Company acknowledges receipt from Somanetics of all information concerning the First Warrant, the Second Warrant and the underlying Common Shares and Somanetics that any of them requested and a copy of this Agreement, Somanetics' Annual Report on Form 10-K for the fiscal year ended

     November 30, 1999, its Quarterly Report on Form 10-Q for the first quarter ended February 29, 2000, its Prospectus, dated March 31, 2000, as supplemented by its Prospectus Supplement, dated April 11, 2000, its Proxy Statement in connection with its 2000 Annual Meeting of Shareholders, its Annual Report to Shareholders for the fiscal year ended November 30, 1999, a copy of the First Warrant and the Second Warrant, and a description of its Common Shares. Each of CORrestore, the Members and Wolfe & Company is assuming responsibility, and is not relying upon Somanetics in any manner whatsoever, to verify, analyze and evaluate any information CORrestore, either of the Members or Wolfe & Company has received and any additional information any of them has obtained or desires to obtain. Each of CORrestore, the Members and Wolfe & Company has been furnished, or will obtain, all information any of them requests or desires to know before acquiring the First Warrant, the Second Warrant or any of the underlying Common Shares.

          6.1.13 Status After Purchase. Each of CORrestore, the Members and Wolfe & Company acknowledges and accepts that if it or he acquires the First Warrant, the Second Warrant and the underlying Common Shares, it or he will have only a minority interest in Somanetics with little, if any, control over Somanetics or its business and no right to representation on its Board of Directors.

          6.1.14 Purchase Price. Each of CORrestore, the Members and Wolfe & Company acknowledges and accepts that the consideration for the First Warrant, the Second Warrant and the underlying Common Shares and the terms and exercise price of the First Warrant and the Second Warrant have been arbitrarily set by Somanetics based primarily on its negotiations with CORrestore, the Members and Wolfe & Company, and the consideration is not necessarily related to Somanetics' asset value, net worth, earnings potential or other established criteria of value. Each of CORrestore, the Members and Wolfe & Company is assuming sole responsibility to evaluate the fairness of the consideration.

          6.1.15 Disclaimer. Each of CORrestore, the Members and Wolfe & Company acknowledges and accepts that Somanetics is not recommending the acquisition of the First Warrant, the Second Warrant or the underlying Common Shares or giving CORrestore, either of the Members or Wolfe & Company any representations, warranties or opinions whatsoever, including any concerning such acquisition, the consideration for the First Warrant, the Second Warrant or the underlying Common Shares, the terms or exercise price of the First Warrant or the Second Warrant or Somanetics. Each of CORrestore, the Members and Wolfe & Company is assuming full responsibility to independently evaluate its potential acquisition of the First Warrant, the Second Warrant and the underlying Common Shares without any reliance on Somanetics, and to obtain, verify and evaluate all material information necessary or desired by CORrestore, either of the Members or Wolfe & Company to make its or his decision, including, without limitation, information concerning Somanetics its directors, officers and principal shareholders, its related party transactions, its financial condition and needs, its business, its products, markets, customers, suppliers, and competitors, its facilities, its contingent obligations, its securities and their relative rights, preferences and privileges, and any potential issuance of additional securities.

     6.2 Limitations on Representations. Nothing in this Agreement shall be construed as:

          6.2.1 A warranty or representation by CORrestore or the Members as to the validity or scope of the Patent; or

          6.2.2 A warranty or representation by CORrestore or the Members that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties, except as otherwise expressly provided in this Agreement; or

          6.2.3 A requirement that CORrestore or the Members shall file any patent application, secure any patent, or maintain any patent in force, except as otherwise expressly provided in Section 2.2; or

          6.2.4 An obligation to bring or prosecute actions or suits against third parties for infringement, except as otherwise expressly provided in this Agreement; or

          6.2.5 An obligation to furnish any manufacturing information or similar information related to the Licensed Business, except as otherwise expressly provided in this Agreement; or

          6.2.6 Conferring a right to use in advertising, publicity, or otherwise any trademark or trade name of CORrestore or the Members, except as otherwise expressly permitted under the Name License; or

          6.2.7 Granting by implication, estoppel or otherwise, any licenses or rights other than as expressly provided in this Agreement.

     6.3 Additional Limitation on Representations. CORrestore and the Members make no representations and extend no warranties of any kind, either express or implied, and assume no responsibilities whatsoever with respect to use, sale, or other disposition by Somanetics or its vendees or other transferees of products incorporating or made by use of (a) inventions licensed under this Agreement or
(b) information furnished under this Agreement, except as otherwise expressly provided in this Agreement.

     6.4 Representations and Warranties of Somanetics. Somanetics represents and warrants to CORrestore and each of the Members the following as of the date of this Agreement and as of the Closing Date:

          6.4.1 Organization. Somanetics is a corporation, duly organized, validly existing and in good standing under the laws of the State of Michigan.

          6.4.2 Authority Relative to this Agreement. Somanetics has all requisite corporate power and authority to execute, deliver and comply with its obligations under the terms of this Agreement. Execution, delivery and performance by Somanetics of this Agreement have been duly authorized on the part of Somanetics by all necessary action of its Board of Directors. No other corporate action on the part of Somanetics is necessary to authorize Somanetics' execution, delivery and performance of this

     Agreement. This Agreement has been duly and validly executed and delivered by Somanetics and constitutes a valid and binding obligation of Somanetics, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and except as may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

          6.4.3 Consents and Approvals; No Violation. Neither the execution and delivery nor the performance by Somanetics of this Agreement, (a) will require any authorization, consent or approval of any governmental or regulatory authority or of any other person or entity, (b) will violate the Articles of Incorporation or Bylaws of Somanetics, (c) will breach any provision of, constitute a default under, or require the authorization or consent of any governmental agency or body or any third party under any of the provisions of, any authorization or order of any governmental agency or body or any third party, or any note, lease, license, agreement or other instrument or obligation to which Somanetics is a party, or by which it or any of its properties or assets may be bound, or (d) will violate any order, injunction or arbitration award, or any statute, law, rule, regulation or ruling of any court or governmental authority, United States or foreign, applicable to Somanetics or to any of its properties or assets.

          6.4.4 Litigation and Claims. There is no action, lawsuit or proceeding pending or threatened, nor is there any claim or investigation against Somanetics in any court or before any federal, state, municipal or other governmental department, agency or instrumentality, domestic or foreign, or before any arbitrator that would adversely affect Somanetics' performance of its obligations under this Agreement. Somanetics is not subject to any consent decree, order, injunction, judgment or other determination of any court or before any Federal, State, municipal or other governmental department, agency or instrumentality, domestic or foreign, which is applicable to Somanetics' performance of this Agreement.

7.   COVENANTS.

     7.1 Covenants of CORrestore and the Members.

          7.1.1 Consents. On or before the Closing Date, CORrestore and the Members shall use all reasonable efforts to obtain all of the consents and approvals required to make the representation in Section 6.1.3 true. CORrestore and the Members shall deliver evidence of such consents to Somanetics on or before the Closing Date.

          7.1.2 Limited Liability Company Approvals. CORrestore shall cause its Members and manager to approve this Agreement and the Licenses described in this Agreement and shall provide evidence of such approvals to Somanetics at the Closing.

          7.1.3 Patent Enforcement Assistance. CORrestore and the Members shall provide all reasonable assistance reasonably requested by Somanetics to enforce the Patent and Somanetics' rights under the Licenses.

          7.1.4 Confidentiality by CORrestore and the Members. Except as authorized in writing by Somanetics or its successors (whether by sale or other transfer of stock, sale or other transfer of assets or merger) (references in this Section 7.1.4 to "Somanetics" include Somanetics and all of its predecessors or successors), or as required by legal process, CORrestore and the Members shall not at any time, either before, at or after the Closing Date, disseminate, distribute, disclose, reveal, copy, use, communicate or otherwise appropriate, either directly or indirectly, through any individual, person or entity, any "Confidential Information" (as defined in Section 7.1.4.1), and CORrestore and the Members shall retain all such information in trust in a fiduciary capacity for the sole use and benefit of Somanetics. Each of CORrestore and the Members acknowledges that the Confidential Information is valuable, special and unique to Somanetics' business under the Licenses and on which such business depends, and is proprietary to Somanetics under the Licenses, and that Somanetics wishes to protect such Confidential Information by keeping it secret and for the sole use and benefit of Somanetics. Each of CORrestore and the Members shall take all steps reasonably necessary and all steps reasonably requested by Somanetics to insure that all such Confidential Information is kept secret and confidential for the sole use and benefit of Somanetics. All records and other materials pertaining to the Confidential Information, whether or not developed by CORrestore or either of the Members shall be and remain subject to the Licenses in favor of Somanetics. At any time during the term of the Licenses that Somanetics so requests, each of CORrestore and the Members shall promptly deliver to Somanetics all materials concerning any Confidential Information, the Licensed Business (as defined in Section 7.1.4.2), copies of such materials and any other materials under the Licenses which are in CORrestore's or either of the Members' possession or under any of their control, including, without limitation, any documents, records, files, lists and the like.

               7.1.4.1 "Confidential Information". For purposes of this Agreement, "Confidential Information" means and includes all information known or used by Somanetics, CORrestore, either of the Members or any of their Affiliates and marked "confidential" by Somanetics, relating to the Patent, the Proprietary Information, the Products, the rights licensed under the Licenses, the Licenses or the Licensed Business, regardless of whether developed by or for Somanetics, CORrestore, either of the Members or any of their Affiliates by any person, which is maintained as confidential by Somanetics, CORrestore or either of the Members and is not otherwise explicitly, consciously, properly, legally and generally known (unless it is generally known as a result of a breach of this Agreement or any similar agreement) in any industry in which Somanetics or its Affiliates is or may become engaged. Confidential Information specifically includes, but is not limited to, such information, whether now possessed or later obtained, concerning the Products, the Procedures, and the plans, marketing, sales and inventory methods, materials, processes, methods, procedures, devices used in the Licensed Business by CORrestore, Somanetics or either of their predecessors or permitted successors, business forms, prices, investors, suppliers, organizations or other entities with which CORrestore, Somanetics or either of their predecessors or successors deals, contractors, representatives and customers of CORrestore, Somanetics or either of their predecessors or successors, plans for the development of new products and services and expansion into new areas or markets, internal operations, financial data, financial plans, salaries, commissions, purchasing policies, bidding practices or procedures, pricing policies, advertising practices, customer identities and lists, formulas, patterns, source codes, trade secrets, and other proprietary or confidential information of any type, together with all written, graphic and other materials relating to all or any part of the same.

               7.1.4.2 "Licensed Business". For purposes of this Agreement, "Licensed Business" means and includes the business of developing, making, manufacturing, marketing and selling or licensing the Products and services relating thereto and commercially exploiting the Licenses and the Patent, the Proprietary Information, the Products and the rights licensed under the Licenses.

               7.1.4.3 "Affiliate". For purposes of this Agreement, "Affiliate" means and includes every person or entity who is on the date of this Agreement or becomes during the term of the Licenses, directly or indirectly, a shareholder, director, officer, partially- or wholly-owned subsidiary, sister corporation, parent corporation, successor, successor in interest or permitted assignee of the applicable person or entity.

          7.1.5 Non-Competition. During the shorter of (1) the term of the Patent, and (2) the term of the Licenses (the "Period"), neither CORrestore nor either of the Members shall, either directly or indirectly, or through or for any individual, person or entity wherever located engage in any activities, perform any services (including, without limitation, consulting services) or conduct, maintain or operate any businesses relating to surgical products or the Procedure that are competitive with, or in the same line of business or activity as, the Licensed Business, or engage in activities or services performed by, or sell products sold by, Somanetics in the Licensed Business ("Competing Business").

          7.1.6 Non-Solicitation. During the Period, neither CORrestore nor either of the Members shall, either directly or indirectly, or through or for any individual, person or entity wherever located, (1) solicit, recruit, attempt to hire or hire any person who is then employed by, is a consultant to, or is an agent of, Somanetics or who was employed by, a consultant to, or an agent of, Somanetics at any time beginning 12 months before the date in question, or (2) encourage, induce or attempt to induce, or aid, assist or abet any other party or person in encouraging, inducing or attempting to induce, any such employee, consultant or agent to alter or terminate his employment, consultation or agency with Somanetics.

          7.1.7 Conflicts of Interests. During the Period, neither CORrestore nor either of the Members shall, unless approved in writing by the Board of Directors or the Chief Executive Officer of Somanetics, (1) participate in any way in the benefits of transactions between Somanetics and its investors, suppliers or customers, or have personal financial transactions with any of Somanetics' investors, suppliers or customers, including, without limitation, having a financial interest in Somanetics' investors, suppliers or customers (other than ownership of publicly-traded securities), or making loans to, or receiving loans from, Somanetics' investors, suppliers or customers, except pursuant to this

     Agreement, (2) realize a personal gain or advantage from a transaction in which Somanetics has an interest, or use information obtained in connection with this Agreement for its or his personal advantage or gain, (3) accept any offer to serve as an officer, director, partner, consultant, or manager with, or be employed in a technical capacity by, a person or entity which is a competitor of Somanetics in the Licensed Business relating to surgical products or the Procedure, or (4) participate in a hostile takeover attempt of Somanetics.

          7.1.8 Further Assurances. Each of CORrestore and the Members will promptly prepare, execute and deliver to Somanetics such lists, instruments and documents and cooperate with Somanetics in such other respects as Somanetics may from time to time, before or after the Closing reasonably request to carry out the terms of this Agreement.

     7.2 Covenants of Somanetics.

          7.2.1 Consents. On or before the Closing Date, Somanetics shall use all reasonable efforts to obtain all of the consents and approvals required to make the representation in Section 6.4.3 true. Somanetics shall deliver evidence of such consents to CORrestore and the Members on or before the Closing Date.

          7.2.2 Corporate Approvals. Somanetics shall cause its Board of Directors to approve this Agreement and the Licenses described in this Agreement and shall provide evidence of such approval to CORrestore and the Members at the Closing.

          7.2.3 Patent Enforcement Assistance. Somanetics shall provide all reasonable assistance reasonably requested by CORrestore or the Members to enforce the Patent.

          7.2.4 Confidentiality by Somanetics. Except as authorized in writing by CORrestore or its successors (whether by sale or other transfer of membership interests, sale or other transfer of assets or merger) (references in this Section 7.2.4 to "CORrestore" include CORrestore and all of its predecessors or successors), or as required by legal process, Somanetics shall not at any time, either before, at or after the Closing Date, disseminate, distribute, disclose, reveal, copy, use, communicate or otherwise appropriate, either directly or indirectly, through any individual, person or entity, any "CORrestore Confidential Information" (as defined in Section 7.2.4.1), except that Somanetics may disseminate, distribute, disclose, reveal, copy, use, communicate or otherwise appropriate such information as required by applicable law or rules and regulations of stock markets or for the purposes of exploiting the Licenses and carrying on the Licensed Business, including, without limitation, disclosing information to (1) the manufacturers of any of the Products or any suppliers of components of any products to the extent necessary to allow them to manufacture the Products or supply components, (2) potential customers to the extent necessary to allow them to use the Products or understand its benefits, (3) permitted assignees, transferees or sublicensees of any of Somanetics' rights under this Agreement to the extent necessary to allow them to exercise the rights granted to them, and
     (4) employees and agents of Somanetics to the extent necessary to exploit the Licenses granted to Somanetics in this Agreement. Somanetics acknowledges that the CORrestore Confidential Information is valuable, special and unique to CORrestore and is proprietary to CORrestore and licensed to Somanetics under the Licenses, and that CORrestore wishes to protect such CORrestore Confidential Information by keeping it secret. Somanetics shall take all steps reasonably necessary and all steps reasonably requested by CORrestore to insure that all such CORrestore Confidential Information is kept secret and confidential, subject to the exceptions described in this Section 7.2.3. All records and other materials pertaining to the CORrestore Confidential Information, whether or not developed by Somanetics, CORrestore or either of the Members shall be and remain subject to the Licenses in favor of Somanetics. At any time after the termination of the Licenses that CORrestore so requests, Somanetics shall promptly deliver to CORrestore all materials concerning any CORrestore Confidential Information, copies of such materials and any other materials under the Licenses which are in Somanetics' possession or under its control, including, without limitation, any documents, records, files, lists and the like.

               7.2.4.1 "CORrestore Confidential Information". For purposes of this Agreement, "CORrestore Confidential Information" means and includes all information known or used by Somanetics, CORrestore, either of the Members or any of their Affiliates and marked "confidential" by CORrestore, relating to the Patent, the Proprietary Information, the Products, the rights licensed under the Licenses, the Licenses or the Licensed Business, regardless of whether developed by or for Somanetics, CORrestore, either of the Members or any of their Affiliates by any person, which is maintained as confidential by Somanetics, CORrestore or either of the Members and is not otherwise explicitly, consciously, properly, legally and generally known (unless it is generally known as a result of a breach of this Agreement or any similar agreement) in any industry in which Somanetics, CORrestore or any of their Affiliates is or may become engaged. Confidential Information specifically includes, but is not limited to, such information, whether now possessed or later obtained, concerning the Products, Procedures, trade secrets, and other proprietary or confidential information of any type, together with all written, graphic and other materials relating to all or any part of the same.

          7.2.5 Reservation of Shares. During the term of the First Warrant and the Second Warrant, Somanetics shall reserve out of its authorized but unissued Common Shares, a sufficient number of Common Shares to issue them to the holders of the First Warrant and the Second Warrant upon exercise of those warrants.

          7.2.6 Appointment of a Director. If within one year after the Closing Date CORrestore designates in writing a person to serve as a director of Somanetics, then at its next Board of Directors meeting, Somanetics will cause its Board of Directors to increase its size by one member and appoint the person designated by CORrestore as a director to fill the newly-created vacancy in the class whose term expires at the next annual meeting of shareholders. In connection with the next Annual Meeting of Shareholders, Somanetics will use its reasonable efforts to have that designee elected as a director of Somanetics.

          7.2.7 Medical Advisory Board. Somanetics and CORrestore shall cooperate with each other to establish a mutually acceptable medical advisory board to provide

     Somanetics with information and advice on the Products, the application of the Licenses, Somanetics' research programs relating to the Products, and technical matters relating to the Products.

          7.2.8 Further Assurances. Somanetics will promptly prepare, execute and deliver to each of CORrestore and the Members such lists, instruments and documents and cooperate with each of CORrestore and the Members in such other respects as CORrestore or either of the Members may from time to time, before or after the Closing reasonably request to carry out the terms of this Agreement.

8.   CONDITIONS TO CLOSING.

     8.1 Conditions to Somanetics' Obligations. The obligations of Somanetics under this Agreement are subject to the satisfaction of the following conditions at or before the Closing; provided that Somanetics may waive the satisfaction of any such condition:

          8.1.1 Accuracy of CORrestore's and the Members' Representations and Warranties. The representations and warranties made by CORrestore and the Members in this Agreement, including, without limitation, the representations and warranties in Section 6.1, shall be true and correct, in all material respects, at and as of the Closing Date.


          8.1.2 Compliance with Covenants. The covenants required to be performed by CORrestore or either of the Members on or before the Closing, including, without limitation, the covenants of CORrestore and the Members in Section 7.1, shall have been so performed, in all material respects, on or before the Closing Date, and CORrestore and the Members shall have delivered evidence of such compliance to Somanetics on the Closing Date.

          8.1.3 Certificate of CORrestore's Manager and the Members. CORrestore and the Members shall have delivered to Somanetics a Certificate, dated as of the Closing Date, signed by a manager of CORrestore on behalf of CORrestore and by the Members certifying as to the fulfillment of the conditions specified in Sections 8.1.1 and 8.1.2.

          8.1.4 Consents. CORrestore and the Members shall have obtained the material approvals and consents to the transactions described in this Agreement required by Section 7.1.1.

     8.2 Conditions to CORrestore's and the Members' Obligations. The obligations of CORrestore and the Members under this Agreement are subject to the satisfaction of the following conditions at or before the Closing; provided that CORrestore and the Members may waive the satisfaction of any such condition:

          8.2.1 Accuracy of Somanetics' Representations and Warranties. The representations and warranties made by Somanetics in this Agreement, including, without limitation, the representations and warranties in
     Section 6.4, shall be true and correct, in all material respects, at and as of the Closing Date.

          8.2.2 Compliance with Covenants. The covenants required to be performed by Somanetics before the Closing, including, without limitation, the covenants of Somanetics in Section 7.2, shall have been so performed, in all material respects, on or before the Closing Date, and Somanetics shall have delivered evidence of such compliance to CORrestore and the Members on the Closing Date.

          8.2.3 Certificate of Somanetics' Officer. Somanetics shall have delivered to CORrestore and the Members a Certificate, dated as of the Closing Date, signed by an officer of Somanetics on behalf of Somanetics certifying as to the fulfillment of the conditions specified in Sections
     8.2.1 and 8.2.2.

          8.2.4 Consents. Somanetics shall have obtained the material approvals and consents to the transactions described in this Agreement required by
     Section 7.2.1.

9.   WARRANTIES; INDEMNIFICATION.

     9.1 Survival. All representations, warranties, covenants and agreements by Somanetics, CORrestore and the Members contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing Date.

     9.2 CORrestore's Indemnification of Somanetics. CORrestore shall indemnify, defend and hold harmless Somanetics, its successors, heirs and assigns, and any parent, subsidiary or Affiliate of Somanetics and Somanetics' directors, officers, shareholders, employees, agents and representatives ("Somanetics' Personnel") from and against any demand, claim, action, cause of action, lawsuit, contract, agreement, damage, liability, loss, cost, expense, debt, obligation, tax or assessment, whether known or unknown, fixed, actual, accrued, or contingent, liquidated or unliquidated, including, without limitation, interest, penalties, reasonable attorneys' fees and costs and expenses incident to proceedings, investigations or the defense of any claim, whether or not litigation has commenced ("Somanetics' Damages"), incurred by, imposed upon or asserted against Somanetics or Somanetics' Personnel, arising out of, resulting from, or attributable or relating to, and to pay Somanetics on demand the full amount of any sum which Somanetics pays or becomes obligated to pay on account of, any of the following:

          9.2.1 Any breach of, or failure to perform, any of CORrestore's or either of the Members' representations, warranties, covenants or agreements contained in this Agreement or in any of the documents executed in connection with this Agreement;

          9.2.2 Any liabilities or obligations of CORrestore or either of the Members, including, without limitation, any obligations for any Developments or any funding or assistance in connection with any further Developments, except as otherwise specifically provided in this Agreement;

          9.2.3 Any action, suit, claim, or legal, administrative, arbitration, governmental or other proceeding or investigation against Somanetics or Somanetics' Personnel or any Somanetics' Damages which are in connection with acts of CORrestore or either of the Members occurring before the Closing Date; or

          9.2.4 Any indemnification claim expressly provided elsewhere in this Agreement.

     9.3 Somanetics' Indemnification of CORrestore and the Members. Somanetics shall indemnify, defend and hold harmless CORrestore, the Members and their successors, heirs and assigns, and any parent, subsidiary or Affiliate of CORrestore or the Members and CORrestore's members, managers, employees, agents and representatives ("CORrestore's Personnel") from and against any demand, claim, action, cause of action, lawsuit, contract, agreement, damage, liability, loss, cost, expense, debt, obligation, tax or assessment, whether known or unknown, fixed, actual, accrued, or contingent, liquidated or unliquidated, including, without limitation, interest, penalties, reasonable attorneys' fees and costs and expenses incident to proceedings, investigations or the defense of any claim, whether or not litigation has commenced ("CORrestore's Damages"), incurred by, imposed upon or asserted against CORrestore, either of the Members or CORrestore's Personnel, arising out of, resulting from, or attributable or relating to, and to pay CORrestore or the applicable Member on demand the full amount of any sum which CORrestore or the applicable Member pays or becomes obligated to pay on account of, any of the following:

          9.3.1 Any breach of, or failure to perform, any of Somanetics' representations, warranties, covenants or agreements contained in this Agreement or in any of the documents executed in connection with this Agreement;

          9.3.2 Any obligations of Somanetics specifically provided in Sections 3 and 4;

          9.3.3 Any product liability or similar claims related to manufacturing, making, marketing, use or sale, of Products and caused by defects in design, materials or workmanship of the Products caused by Somanetics or its distributors, sub-licensees or agents or otherwise arising from Somanetics' conduct of the Licensed Business; or

          9.3.4 Any action, suit, claim, or legal, administrative, arbitration, governmental or other proceeding or investigation against CORrestore, either of the Members CORrestore's Personnel or any CORrestore's Damages which are in connection with acts of Somanetics and not subject to Section 9.2; or

          9.3.5 Any indemnification claim expressly provided elsewhere in this Agreement.

     9.4 Defense of Claims. If any party ("Indemnified Party") receives notice of, or discovers, any claim or the commencement of any action for which the other party or parties ("Indemnitor") is or may be liable under this Agreement ("Indemnified Claim"), the Indemnified Party shall promptly notify the Indemnitor of such claim or action in writing and shall provide the Indemnitor with copies of any pleadings or other documents evidencing such Indemnified Claim. The Indemnitor shall be entitled to participate in the defense of any Indemnified Claim, and, if it so elects, to assume the defense of the Indemnified Claim, with counsel reasonably satisfactory to the Indemnified Party. After written notice from the Indemnitor to the Indemnified Party of such election to assume the defense, the Indemnitor shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified

Party in connection with the defense of the Indemnified Claim, other than costs and expenses of the Indemnified Party incurred at the request of the Indemnitor or incurred after the Indemnitor has ceased to assume the defense of the Indemnified Claim or indicated its intention to do so. The assumption of the defense of any such Indemnified Claim shall not be deemed an admission by the Indemnitor that it is liable for any such Indemnified Claim. The Indemnitor may, at its election, settle or compromise any Indemnified Claim if such settlement is paid for by the Indemnitor and completely releases the Indemnitee, but the Indemnified Party shall not settle or compromise any Indemnified Claim without the prior consent of the Indemnitor, unless the Indemnitor shall have failed or refused to assist the Indemnified Party in the defense of such Indemnified Claim or shall unreasonably withhold its consent to a proposed settlement or compromise of such claim. The parties shall use their reasonable efforts to agree on whether Somanetics' Damages or CORrestore's Damages exist, and if so, the amount. Any amounts determined to be owed shall be paid within 30 days of such determination. The parties agree to cooperate reasonably with each other in the defense of claims under this Agreement.

     9.5 Patent Infringement Claims. If any party discovers facts or events relating to a potential infringement of the Patent by a third party, such party shall promptly give notice of such facts or events to the other parties. Somanetics shall have the right, exercisable by written notice to the other parties within 120 days after such notice is given to the parties, to prosecute such infringement claim at its own cost and expense, and if it prosecutes such claim, to retain any resulting recovery received. If Somanetics does not provide such notice within such 120 day period or does not prosecute such claim with reasonable diligence after providing such notice, CORrestore and the Members shall have the right, exercisable by written notice to the other parties within 120 days after the later of the end of Somanetics' 120-day period and the date Somanetics ceases to prosecute such claim with reasonable diligence, to prosecute such infringement claim at its own cost and expense, and if it prosecutes such claim, to retain any resulting recovery received. Any party may prosecute such claim, at its own cost and expense, and may retain any resulting recovery received, after the expiration of all of the foregoing periods. The excess, if any, of the gross amount of any resulting recovery received by Somanetics over the amount of the costs and expenses of prosecuting such infringement claim incurred by Somanetics shall constitute "Net Sales" for purposes of this Agreement, including the Second Warrant.

     9.6 Limitation of Liability.

          9.6.1 CORrestore's Limit. Notwithstanding anything in this Agreement to the contrary, CORrestore shall not be liable to indemnify any of Somanetics' Personnel with respect to Somanetics' Personnel's aggregate Indemnified Claims in excess of the aggregate royalty and consulting fees paid by Somanetics to CORrestore pursuant to Section 4.1 or 4.4.

          9.6.2 Somanetics' Limit. Notwithstanding anything in this Agreement to the contrary, Somanetics shall not be liable to indemnify any of CORrestore's Personnel with respect to CORrestore's Personnel's aggregate Indemnified Claims in excess of the aggregate royalty and consulting fees paid by Somanetics to CORrestore pursuant to Section 4.1 or 4.4.

10.  MISCELLANEOUS.

     10.1 Injunction. Each of CORrestore and the Members acknowledges and agrees that the covenants and undertakings contained in Sections 7.1.4, 7.1.5, 7.1.6, and 7.1.7 of this Agreement, and Somanetics acknowledges and agrees that the covenants and undertakings contained in Section 7.2.4, relate to matters which are of a special, unique and extraordinary character and that a violation of any of those terms of this Agreement will cause irreparable injury to the other parties and the Licensed Business, and that the amount of such injury will be difficult, if not impossible, to estimate or determine and cannot adequately be compensated by monetary damages. Therefore, each of CORrestore and the Members, on the one hand, and Somanetics, on the other hand, acknowledges that the other parties shall be entitled, in addition to all other rights and remedies available under this Agreement and applicable law, as a matter of course, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of any of such terms by any of the other parties and by such other persons as the court shall order. Each of the parties waives any requirement that the other parties post any bond in connection with obtaining such relief or in connection with any proceeding or appeal with respect to any such relief obtained.

     10.2 Brokerage. All negotiations relative to this Agreement and the transactions contemplated in this Agreement have been carried on by the parties to this Agreement directly without the intervention of any person, except for Wolfe & Company, and such negotiations, and the consummation of the transactions under this Agreement, will not result in any liability by any party for any finder's fee, brokerage commission or other similar fee, except for the fee to Wolfe & Company, which will be paid by Somanetics as provided in Section 4. Each party (the "Party") shall indemnify, defend and hold the other parties harmless from and against any claim for brokerage commissions or finder's fees or other commissions or fees resulting from any actions of the Party which are not in accordance with the preceding sentence.

     10.3 Expenses. Each party to this Agreement shall pay its own expenses in connection with the negotiation, execution and performance of this Agreement, the transactions described in this Agreement, and all things required to be done by them pursuant to this Agreement, including counsel fees, brokerage, finder or financial advisor fees, filing fees and accounting fees, except as otherwise expressly provided in this Agreement.

     10.4 Transfer and Other Taxes. Any sales, use, transfer, excise, recording, documentary and similar taxes applicable to the granting of the Licenses or the filing of any documents evidencing the granting of such Licenses shall be paid by CORrestore.

     10.5 No Disclosures. The parties acknowledge and agree that the negotiations and discussions between the parties with respect to this transaction have been confidential. None of CORrestore, either of the Members or Somanetics shall make any public disclosure or publicity release pertaining to the existence or subject matter of this Agreement without the consent of the other parties; provided, however, that the parties and their directors, officers, employees and agents shall be permitted to make such disclosures to the public, to stock exchanges, to The Nasdaq Stock Market or to governmental agencies as is reasonably deemed necessary to comply with any applicable securities laws or the policies of The Nasdaq Stock Market or other laws, and Somanetics shall be permitted to disclose the terms of this Agreement in its securities filings and attach a copy of this agreement as an exhibit to any such filings; provided that once this Agreement is executed, any of the parties may without restriction disclose the existence of this Agreement.

     10.6 Notices. Any notice or other communication required or which may be given under this Agreement shall be in writing and either delivered personally to the addressee, telegraphed, telecopied or telexed to the addressee, sent by overnight courier to the addressee or mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telecopied or telexed to the addressee, or, if sent by overnight courier, one business day after the date so sent, or, if mailed, three business days after the date of mailing, as follows:

         If to CORrestore:                  CORrestore, LLC
                                            Room 62-598, Building CHS
                                            Post Office Box 951741
                                            Los Angeles, California  90095-1741
                                            Phone:  1-310-206-1027
                                            Fax:  1-310-825-5895
                                            Attention:  Gerald D. Buckberg, M.D.

         With a copy to:                    Daniel J. Mohan, Esq.
                                            Morris, Manning & Martin, L.L.P.
                                            1600 Atlanta Financial Center
                                            3343 Peachtree Road N.E.
                                            Atlanta, Georgia  30326-1044
                                            Phone:  1-404-233-7000
                                            Fax:  1-404-365-9532

         If to the Members:                 Constantine L. Athanasuleas, M.D.
                                            1528 Carraway Boulevard
                                            Birmingham, Alabama 35234
                                            Phone: 1-205-250-6036
                                            Fax: 1-205-250-6867

                                            Gerald D. Buckberg, M.D.
                                            Room 62-598, Building CHS
                                            Post Office Box 951741
                                            Los Angeles, California  90095-1741
                                            Phone: 1-310-206-1027
                                            Fax: 1-310-825-5895

         With a copy to:                    Daniel J. Mohan, Esq.
                                            Morris, Manning & Martin, L.L.P.
                                            1600 Atlanta Financial Center
                                            3343 Peachtree Road N.E.
                                            Atlanta, Georgia  30326-1044
                                            Phone:  1-404-233-7000
                                            Fax:  1-404-365-9532

         If to Somanetics:                  Somanetics Corporation
                                            1653 East Maple Road
                                            Troy, Michigan  48083-4208
                                            Attention:  Chief Executive Officer
                                            Phone:  1-248-689-3050
                                            Fax:  1-248-689-4272

         With a copy to:                    Robert J. Krueger
                                            Honigman Miller Schwartz and Cohn
                                            2290 First National Building
                                            Detroit, Michigan 48226-3583
                                            Phone: 1-313-465-7452
                                            Fax: 1-313-465-7453

Any of the foregoing may change its address for notices by notice to the other parties.

     10.7 Entire Agreement. This Agreement, including the other documents referred to in this Agreement, contains the entire agreement of the parties with respect to the Licenses and the other transactions described in this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to in this Agreement or in other documents executed in connection with this Agreement. This Agreement supersedes all prior agreements, commitments and understandings, written or oral, between the parties with respect to such transactions, including, without limitation, the letter of intent between the parties, dated as of November 30, 1999, and any such prior agreements or understandings are merged into this Agreement.

     10.8 Governing Law. The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement (regardless of the laws that might otherwise govern under applicable Michigan principles of conflicts of law), including, without limitation, matters of validity, construction, effect, performance and remedies.

     10.9 Arbitration.

          10.9.1 The parties agree that any dispute, claim or controversy relating in any way to this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), with judgment upon the award rendered by the arbitrator to be entered in any court of competent jurisdiction. Notwithstanding the foregoing or the then-current specified Commercial Arbitration

     Rules of the AAA, the following shall apply with respect to the arbitration proceeding: (i) the arbitration proceeding shall be conducted by three (3) arbitrators; and (ii) the arbitrators may grant any relief or remedy which the arbitrator deems just and equitable. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this Section and without any abridgment of the powers of the arbitrators. Any arbitration or litigation arising out of or relating to this Agreement shall be commenced and conducted in Georgia.

          10.9.2 Each party to the arbitration is to pay an equal part of the deposit fixed by the AAA. Notwithstanding the determination of the arbitrator (i) all costs associated with the arbitration and imposed by the AAA or the arbitrator shall be borne by the party that is not the prevailing party in the arbitration, and (ii) each party to the arbitration shall be responsible for the attorneys' fees and other professional fees incurred by the other party in connection with the arbitration if and to the extent that the other party prevails. Determinations of such arbitrator will be final and binding upon the parties to the arbitration, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Pursuant to MCLA Section 600.5001 the parties agree that a judgment of any Michigan Circuit Court may be rendered upon any arbitration award made pursuant to this Section. The arbitrator shall apply the law of the State of Michigan without giving effect to its conflict of law rules.

     10.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

     10.11 Interpretation. The headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All references to "Sections" and "Exhibits" in this Agreement are, unless specifically indicated otherwise, references to sections of, or exhibits to, this Agreement. Whenever the singular is used, the same shall include the plural and vice versa, where appropriate. Words of any gender shall include each other gender where appropriate. The Exhibits to this Agreement are a part of this Agreement as if set forth in full in this Agreement.

     10.12 Severability. The provisions of this Agreement shall be deemed severable, and if any provision of this Agreement is determined to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall have no effect on the other provisions of this Agreement, which shall remain valid, operative and enforceable. In addition, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     10.13 Waiver and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege, nor shall any waiver on the part of any party of any right, power or privilege under this Agreement, nor any single or partial exercise of any right, power or privilege under this Agreement, preclude any other or further exercise of such right, power or privilege under this Agreement.

     10.14 Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns; provided that the parties may not assign or transfer any of their rights or delegate any of their obligations under this Agreement without the prior written consent of the other parties, and any purported assignment or transfer by any party that is not in compliance with the foregoing is void.

     10.15 Acknowledgment. The parties to this Agreement acknowledge and agree that they are sophisticated business people, that they have sufficient knowledge and expertise in business and financial matters to evaluate the merits and risks associated with the execution and performance of this Agreement, including the Exhibits and all related documents and agreements, that they have fully read and fully understand all of the terms and provisions of this Agreement, the attached Exhibits and all related documents and agreements, that they have been represented by competent legal counsel of their own choosing and that they executed this Agreement, the Exhibits and all related documents and agreements, freely, without duress or coercion and with full knowledge of their significance and consequences.

     10.16 Limitations. In no event shall any of the Members, either jointly or severally, be liable for any sums or damages to Somanetics in excess of the amounts actually received by that Member as a result of this Agreement. The Members and CORrestore disclaim all warranties, other than those expressly set forth herein, including all implied warranties of merchantability and fitness for a particular purpose. In no event will CORrestore or any of the Members be liable for any lost profits, consequential damages or any other indirect damages, even if they were informed of the possibility.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the introductory paragraph of this Agreement.


                  CORRESTORE:               CORRESTORE, LLC

                                            By: /s/Gerald D. Buckberg
                                               ---------------------------------

                                                   Its:  Project Manager
                                                         -----------------------


                  THE MEMBERS:              /s/ Constantine L. Athanasuleas
                                            ------------------------------------
                                            Dr. Constantine L. Athanasuleas


                                            /s/ Gerald D. Buckberg
                                            ------------------------------------
                                            Dr. Gerald D. Buckberg


                  SOMANETICS:               SOMANETICS CORPORATION

                                            By: /s/ Bruce J. Barrett
                                               ---------------------------------

                                                    Its:  President & CEO
                                                          ----------------------

     The undersigned is signing this Agreement solely for the purposes of making its representations and warranties contained in Sections 6.1.7 through 6.1.15.

                                            WOLFE & COMPANY

                                            By: /s/ Joe Wolfe
                                               ---------------------------------

                                                    Its:  President
                                                          ----------------------

                                    EXHIBIT B

                                WARRANT AGREEMENT

                                                       Dated as of: June 2, 2000

To: [CORrestore, LLC] [Wolfe & Company]

     Pursuant to resolutions of the Board of Directors of Somanetics Corporation, a Michigan corporation (the "Company"), and pursuant to the License Agreement, dated as of June 2, 2000, among the Company, CORrestore, LLC, Constantine L. Athanasuleas, M.D., and Gerald D. Buckberg, M.D. (the "Agreement"), the Company hereby grants to you the right to purchase up to [Three Hundred Eighty] [Twenty] Thousand ([380,000] [20,000]) Common Shares, par value $.01 per share, of the Company (the "Shares") at $3.00 per Share, upon the terms and conditions contained in this Warrant Agreement and subject to the terms and conditions of the Agreement (the "Warrant"). Capitalized terms used in this Warrant Agreement but not defined in this Warrant Agreement have the meanings given them in the Agreement.

     1. This Warrant and the Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, the Michigan Uniform Securities Act or the securities statutes of any other state or jurisdiction (collectively, the "Securities Acts"). The Warrant and the Shares issuable upon exercise of the Warrant are restricted securities and may not be pledged, hypothecated, sold or transferred in the absence of an effective registration statement for the Warrant or the Shares, as applicable, under the Securities Acts or an opinion of counsel, satisfactory in form and substance to the Company, that registration of such pledge, hypothecation, sale or transfer of this Warrant or Shares is not required under the Securities Act and that registration of the sale of the Shares upon exercise of the Warrant by the transferee will not require registration under the Securities Acts.

     2. (a) Subject to the other terms of this Warrant Agreement, you may exercise the Warrant in accordance with the following schedule:

          (i) Commencing June 2, 2000, [290,000] [10,000] of the Shares may be purchased.

          (ii) Commencing on the date the Company receives 510(k) clearance or approval of a PMA application from the FDA to market the Products in the United States, an additional [45,000] [5,000] of the Shares may be purchased.

          (iii) Commencing on the date the Company receives the CE mark with respect to the Products, an additional [45,000] [5,000] of the Shares may be purchased.

Notwithstanding anything in this Warrant Agreement to the contrary, if the Company (1) merges with any other entity, or (2) transfers all or substantially all of its properties and assets to any other entity, or (3) effects a statutory share exchange, capital reorganization or reclassification, in each case only if holders of the Company's Common Shares immediately before the transaction hold less than 50% of the surviving entity's (or its ultimate parent's) outstanding voting securities immediately after the transaction (each, a "Transaction"), then, and in each such case, if and only if (1) the Transaction includes the Licenses, and (2) the consideration received by the Company's shareholders in the Transaction has a fair market value (as determined in good faith by the Company's Board of Directors) of at least $10.00 per Company Common Share, the

Warrant shall be exercisable to purchase all of the Shares, to the extent not already purchased, upon the consummation of the Transaction.

          (b) Subject to the next two sentences, the Warrant shall expire (to the extent not previously exercised) on June 1, 2005. Under the Agreement, the "Licenses" (as defined in the Agreement) may terminate as provided in Section
1.11 of the Agreement. Upon any such termination, (1) the portion of this Warrant that is exercisable at the date of termination of the Licenses shall continue to be exercisable for 90 days after such termination (or the remaining term of this Warrant if such termination is pursuant to Section 1.11.5 of the Agreement) and shall then expire and be cancelled, and (2) the portion of this Warrant that is not exercisable at the date of termination of the Licenses shall expire and be cancelled.

     3. This Warrant shall be exercised by giving a written notice of exercise to the Treasurer of the Company. Such notice shall specify the number of Shares to be purchased and shall be accompanied by payment in full (in the manner set forth in Paragraph 10 of the Amended and Restated Somanetics Corporation 1997 Stock Option Plan (the "1997 Plan"), which paragraph is incorporated into this Warrant Agreement by reference and shall bind you and the Company as if set forth in full in this Warrant Agreement) of the aggregate exercise price for the number of Shares purchased, and, unless a current registration statement is in effect covering the resale of Shares acquired upon exercise of this Warrant, by a representation that the Shares are being acquired for your own account, for investment and not with a view to the resale or distribution of the Shares and that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (1) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the Shares being offered and sold, or (2) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption you shall, before any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel approved by the Company as to the availability of such exemption. The Company shall endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred upon exercise of this Warrant. Such exercise shall be effective only upon the actual receipt of such written notice, of the exercise price, and of the representation described above, and no rights or privileges of a shareholder of the Company in respect of any of the Shares issuable upon the exercise of any part of the Warrant shall inure to you, or any other person entitled to exercise this Warrant, unless and until certificates representing such Shares shall have been issued, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such Shares, except as provided in paragraphs 5 and 6.

     4. If upon exercise of this Warrant there shall be payable by the Company or a subsidiary any amount for income tax withholding, in the Company's Board of Directors' sole discretion, either you shall pay such amount to the Company, or the number of Shares delivered by the Company to you shall be appropriately reduced, to reimburse the Company for such payment. The Company's Board of Directors may, in its sole discretion, permit you to satisfy such withholding obligations, in whole or in part, by electing to have the number of Shares delivered or deliverable by the Company upon exercise of this Warrant appropriately reduced, or by electing to tender Common Shares back to the Company subsequent to exercise of this Warrant, to reimburse the Company for such income tax withholding. The Company's Board of Directors may make such other arrangements with respect to income tax withholding as it shall determine.

     5. The provisions set forth in Paragraph 16 of the 1997 Plan are incorporated into this Warrant Agreement by reference and shall bind you and the Company as if set forth in full in this Warrant Agreement. References in such Paragraph 16 to "Participant", "stock option" and "Plan" shall be deemed references to you, this Warrant and this Warrant Agreement, respectively, for all purposes under this Warrant Agreement.

     7. Subject to Paragraph 16 of the 1997 Plan, after the date of this Warrant Agreement, if a dividend is declared upon the Company's outstanding Common Shares payable in Company Common Shares, or if the outstanding Company Common Shares are changed into or exchanged for a different number or kind of securities or other consideration of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger, statutory share exchange or otherwise, or if there shall be any other change in the number or kind of outstanding Company Common Shares or of any securities or other consideration into which such Common Shares shall have been changed or for which they shall have been exchanged, then the number of Common Shares then subject to this Warrant shall be adjusted to equal the number and kind of securities or other consideration that would be owned by the Warrant holder if this Warrant had been exercised immediately before the date fixed for determining the shareholders entitled to participate in such transaction. In the case of any such substitution or adjustment, the exercise price in this Warrant Agreement for each Share before such substitution or adjustment shall be the exercise price for all securities or other consideration that have been substituted for such Share or to which such Share shall have been adjusted. No such adjustment or substitution shall require the Company to sell or issue a fractional share, and the total substitution or adjustment with respect to this Warrant Agreement shall be limited accordingly.

     8. This Warrant and the Shares receivable upon exercise of this Warrant have not been registered under the Securities Act, the Michigan Uniform Securities Act or the securities statutes of any other state or jurisdiction (collectively, the "Securities Laws"). This Warrant and the Shares receivable upon exercise of this Warrant are "restricted securities" as defined in Rule 144 under the Securities Act, and may not be pledged, hypothecated, sold or transferred without registration under the Securities Laws or an exemption from such registration requirements, such as Rule 144.

                                      Very truly yours,

                                      SOMANETICS CORPORATION,
                                      a Michigan corporation

                                      By:
                                         ---------------------------------------

                                           Its:
                                               ---------------------------------

The above is agreed to and
accepted:

[CORrestore, LLC] [Wolfe & Company]

By:
   ----------------------------
         Its:
             ------------------

Dated:
      --------------------

                                    EXHIBIT C

                                WARRANT AGREEMENT

                                                  Dated as of:            ,
                                                              ------------ -----

To:  [CORrestore, LLC] [Wolfe & Company]

     Pursuant to resolutions of the Board of Directors of Somanetics Corporation, a Michigan corporation (the "Company"), and pursuant to the License Agreement, dated as of June 2, 2000, among the Company, CORrestore, LLC, Constantine L. Athanasuleas, M.D., and Gerald D. Buckberg, M.D. (the "Agreement"), the Company hereby grants to you the right to purchase up to [One Million Nine Hundred Twenty Thousand] [One Hundred Eighty Thousand] ([1,920,000] [180,000]) Common Shares, par value $.01 per share, of the Company (the "Shares") at $3.00 per Share, upon the terms and conditions contained in this Warrant Agreement and subject to the terms and conditions of the Agreement (the "Warrant"). Capitalized terms used in this Warrant Agreement but not defined in this Warrant Agreement have the meanings given them in the Agreement.

     1. This Warrant and the Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, the Michigan Uniform Securities Act or the securities statutes of any other state or jurisdiction (collectively, the "Securities Acts"). The Warrant and the Shares issuable upon exercise of the Warrant are restricted securities and may not be pledged, hypothecated, sold or transferred in the absence of an effective registration statement for the Warrant or the Shares, as applicable, under the Securities Acts or an opinion of counsel, satisfactory in form and substance to the Company, that registration of such pledge, hypothecation, sale or transfer of this Warrant or Shares is not required under the Securities Act and that registration of the sale of the Shares upon exercise of the Warrant by the transferee will not require registration under the Securities Acts.

     2. (a) Subject to the other terms of this Warrant Agreement, you may exercise the Warrant to purchase the following number of Shares at the time the Company's cumulative "net sales" of the Products reach the following levels:

                                                       Additional
                       Net Sales                         Shares
                       ---------                         ------
                       $5,000,000                  [213,330] [20,000]
                      $10,000,000                  [213,330] [20,000]
                      $20,000,000                  [213,340] [20,000]
                      $35,000,000                  [320,000] [30,000]
                      $55,000,000                  [426,000] [40,000]
                      $80,000,000                  [534,000] [50,000]

Notwithstanding anything in this Warrant Agreement to the contrary, if the Company (1) merges with any other entity, or (2) transfers all or substantially all of its properties and assets to any other entity, or (3) effects a statutory share exchange, capital reorganization or reclassification, in each case only if holders of the Company's Common Shares immediately before the transaction hold less than 50% of the surviving entity's (or its ultimate parent's) outstanding voting securities immediately after the transaction (each, a "Transaction"), then, and in each such case, if and only if (1) the Transaction includes the Licenses, and (2) the consideration received by the Company's shareholders in the Transaction has a fair market value (as determined in good faith by the Company's Board of Directors) of at least $10.00 per Company Common Share, the Warrant shall be exercisable to purchase all of the Shares, to the extent not already purchased, upon the consummation of the Transaction.

          (b) Subject to the next two sentences, the Warrant shall expire (to the extent not previously exercised) on _________, 20__. Under the Agreement, the "Licenses" (as defined in the Agreement) may terminate as provided in
Section 1.11 of the Agreement. Upon any such termination, (1) the portion of this Warrant that is exercisable at the date of termination of the Licenses shall continue to be exercisable for 90 days after such termination (or the remaining term of this Warrant if such termination is pursuant to Section 1.11.5 of the Agreement) and shall then expire and be cancelled, and (2) the portion of this Warrant that is not exercisable at the date of termination of the Licenses shall expire and be cancelled.

     3. This Warrant shall be exercised by giving a written notice of exercise to the Treasurer of the Company. Such notice shall specify the number of Shares to be purchased and shall be accompanied by payment in full (in the manner set forth in Paragraph 10 of the Amended and Restated Somanetics Corporation 1997 Stock Option Plan (the "1997 Plan"), which paragraph is incorporated into this Warrant Agreement by reference and shall bind you and the Company as if set forth in full in this Warrant Agreement) of the aggregate exercise price for the number of Shares purchased, and, unless a current registration statement is in effect covering the resale of Shares acquired upon exercise of this Warrant, by a representation that the Shares are being acquired for your own account, for investment and not with a view to the resale or distribution of the Shares and that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (1) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the Shares being offered and sold, or (2) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption you shall, before any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel approved by the Company as to the availability of such exemption. The Company shall endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred upon exercise of this Warrant. Such exercise shall be effective only upon the actual receipt of such written notice, of the exercise price, and of the representation described above, and no rights or privileges of a shareholder of the Company in respect of any of the Shares issuable upon the exercise of any part of the Warrant shall inure to you, or any other person entitled to exercise this Warrant, unless and until certificates representing such Shares shall have been issued, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such Shares, except as provided in paragraphs 5 and 6.

     4. If upon exercise of this Warrant there shall be payable by the Company or a subsidiary any amount for income tax withholding, in the Company's Board of Directors' sole discretion, either you shall pay such amount to the Company, or the number of Shares delivered by the Company to you shall be appropriately reduced, to reimburse the Company for such payment. The Company's Board of Directors may, in its sole discretion, permit you to satisfy such withholding obligations, in whole or in part, by electing to have the number of Shares delivered or deliverable by the Company upon exercise of this Warrant appropriately reduced, or by electing to tender Common Shares back to the Company subsequent to exercise of this Warrant, to reimburse the Company for such income tax withholding. The Company's Board of Directors may make such other arrangements with respect to income tax withholding as it shall determine.

     5. The provisions set forth in Paragraph 16 of the 1997 Plan are incorporated into this Warrant Agreement by reference and shall bind you and the Company as if set forth in full in this Warrant Agreement. References in such Paragraph 16 to "Participant", "stock option" and "Plan" shall be deemed references to you, this Warrant and this Warrant Agreement, respectively, for all purposes under this Warrant Agreement.

     7. Subject to Paragraph 16 of the 1997 Plan, after the date of this Warrant Agreement, if a dividend is declared upon the Company's outstanding Common Shares payable in Company Common Shares, or if the outstanding Company Common Shares are changed into or exchanged for a different number or kind of securities or other consideration of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger, statutory share exchange or otherwise, or if there shall be any other change in the number or kind of outstanding Company Common Shares or of any securities or other consideration into which such Common Shares shall have been changed or for which they shall have been exchanged, then the number of Common Shares then subject to this Warrant shall be adjusted to equal the number and kind of securities or other consideration that would be owned by the Warrant holder if this Warrant had been exercised immediately before the date fixed for determining the shareholders entitled to participate in such transaction. In the case of any such substitution or adjustment, the exercise price in this Warrant Agreement for each Share before such substitution or adjustment shall be the exercise price for all securities or other consideration that have been substituted for such Share or to which such Share shall have been adjusted. No such adjustment or substitution shall require the Company to sell or issue a fractional share, and the total substitution or adjustment with respect to this Warrant Agreement shall be limited accordingly.

     8. This Warrant and the Shares receivable upon exercise of this Warrant have not been registered under the Securities Act, the Michigan Uniform Securities Act or the securities statutes of any other state or jurisdiction (collectively, the "Securities Laws"). This Warrant and the Shares receivable upon exercise of this Warrant are "restricted securities" as defined in Rule 144 under the Securities Act, and may not be pledged, hypothecated, sold or transferred without registration under the Securities Laws or an exemption from such registration requirements, such as Rule 144.

                                      Very truly yours,

                                      SOMANETICS CORPORATION,
                                      a Michigan corporation

                                      By:
                                         ---------------------------------------

                                           Its:
                                                 -------------------------------

The above is agreed to and
accepted:

[CORrestore, LLC] [Wolfe & Company]

By:
   ----------------------------
         Its:
             ------------------

Dated:
      --------------------




                                       3